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                                                                    EXHIBIT 5.1

                         [THOMPSON & KNIGHT LETTERHEAD]

                               October 30, 1997

Toreador Royalty Corporation
530 Preston Commons West
8117 Preston Road
Dallas, TX  75225

        Re:     Registration Statement on Form S-8

Gentlemen and Ladies:

        We have acted as counsel for Toreador Royalty Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 55,000 shares (the "Shares") of the Company's Common Stock, par value $.15625 per share, for issuance pursuant to the Company's non-qualified options granted to certain of the Company's consultants (collectively, the "Options").

        In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials and of officers of the Company, and other instruments and documents as we have deemed necessary to require as a basis for the opinion hereinafter expressed. We have also participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to registration of the Shares under the Securities Act.

        On the basis of the foregoing, it is our opinion the Shares have been duly authorized by the Company and, when issued in accordance with the terms of the Options, will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to us in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Respectfully submitted,


                                            THOMPSON & KNIGHT
                                            A Professional Corporation


                                            By:   /s/ JOE DANNENMAIER
                                                  ----------------------------
                                                  Joe Dannenmaier, Attorney